SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 9, 2003

Allied Waste Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-19285 (Commission File Number)	88-0228636 (IRS Employer Identification No.)

15880 N. Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 627-2700

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
Signatures
Exhibit 1.01
Exhibit 1.02
Exhibit 1.03
Exhibit 3.01
Exhibit 5.01
Exhibit 5.02
Exhibit 5.03
Exhibit 10.01
Exhibit 25.1

Item 5. Other Events.

Allied Waste Industries, Inc. (“Allied Waste”) is filing certain exhibits under Item 7 hereof, which relate to Allied Waste’s recent public offering of common stock and Series C senior mandatory convertible preferred stock and the recent public debt offering of Allied Waste North America, Inc., a wholly-owned subsidiary of Allied Waste. All three of these offerings closed today.

Allied Waste sold approximately 12 million shares of common stock at $8.30 per share and 6 million 3-year mandatory convertible preferred shares at $50 per share. The mandatory convertible preferred stock will have a dividend yield of 6.25 percent and a conversion premium of approximately 22 percent over the stock price of $8.30 per share. Allied Waste granted the underwriters a 15% over-allotment option in each offering. Allied Waste North America has sold $450 million of its 7 7/8% senior notes due 2013. Allied Waste intends to use the net proceeds from these financing activities to repay amounts outstanding under its existing bank credit facility as stated in its previously announced financing plan.

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description

1.01*	Common Stock Underwriting Agreement, dated as of April 3, 2003, among Allied Waste Industries, Inc. and UBS Warburg LLC, Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.), Credit Suisse First Boston LLC, BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc. and Scotia Capital (USA), Inc.

1.02*	6 1/4% Series C Senior Convertible Preferred Stock Underwriting Agreement, dated as of April 3, 2003, among Allied Waste Industries, Inc. and UBS Warburg LLC, Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.), Deutsche Bank Securities Inc., Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc. and Scotia Capital (USA), Inc.

1.03*	7 7/8% Senior Notes due 2013 Underwriting Agreement, dated as of April 4, 2003, among Allied Waste North America, Inc., Allied Waste Industries, Inc., the guarantors party thereto and J.P. Morgan Securities Inc., Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., Banc One Capital Markets Inc., Fleet Securities, Inc., Wachovia Securities, Inc., BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc. and Scotia Capital (USA) Inc.

3.01*	Certificate of Designations of 6 1/4% Series C Senior Mandatory Convertible Preferred Stock of Allied Waste Industries, Inc., as filed with the Delaware Secretary of State on April 8, 2003

5.01*	Opinion of Latham & Watkins LLP, as to the legality of the Common Stock, dated April 9, 2003.

5.02*	Opinion of Latham & Watkins LLP, as to the legality of the 6 1/4% Series C Senior Convertible Preferred Stock, dated April 9, 2003.

5.03*	Opinion of Latham & Watkins LLP, as to the legality of the 7 7/8% Senior Notes due 2013, dated April 9, 2003.

10.01*	Tenth Supplemental Indenture governing the 7 7/8% Senior Notes due 2013, dated April 9, 2003, among Allied Waste North America, Inc., Allied Waste Industries, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee.

25.1*	Statement of Eligibility and Qualification of Trustee on Form T-1 of U.S. Bank National Association, formerly U.S. Bank Trust National Association, under the Trust Indenture Act of 1939.

*	Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 9, 2003

ALLIED WASTE INDUSTRIES, INC.

By: /s/ THOMAS W. RYAN

Thomas W. Ryan
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Exhibit Index

Exhibit No.	Description

1.01*	Common Stock Underwriting Agreement, dated as of April 3, 2003, among Allied Waste Industries, Inc. and UBS Warburg LLC, Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.), Credit Suisse First Boston LLC, BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc. and Scotia Capital (USA), Inc.

1.02*	6 1/4% Series C Senior Convertible Preferred Stock Underwriting Agreement, dated as of April 3, 2003, among Allied Waste Industries, Inc. and UBS Warburg LLC, Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.), Deutsche Bank Securities Inc., Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc. and Scotia Capital (USA), Inc.

1.03*	7 7/8% Senior Notes due 2013 Underwriting Agreement, dated as of April 4, 2003, among Allied Waste North America, Inc., Allied Waste Industries, Inc., the guarantors party thereto and J.P. Morgan Securities Inc., Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., Banc One Capital Markets Inc., Fleet Securities, Inc., Wachovia Securities, Inc., BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc. and Scotia Capital (USA) Inc.

3.01*	Certificate of Designations of 6 1/4% Series C Senior Mandatory Convertible Preferred Stock of Allied Waste Industries, Inc., as filed with the Delaware Secretary of State on April 8, 2003

5.01*	Opinion of Latham & Watkins LLP, as to the legality of the Common Stock, dated April 9, 2003.

5.02*	Opinion of Latham & Watkins LLP, as to the legality of the 6 1/4% Series C Senior Convertible Preferred Stock, dated April 9, 2003.

5.03*	Opinion of Latham & Watkins LLP, as to the legality of the 7 7/8% Senior Notes due 2013, dated April 9, 2003.

10.01*	Tenth Supplemental Indenture governing the 7 7/8% Senior Notes due 2013, dated April 9, 2003, among Allied Waste North America, Inc., Allied Waste Industries, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee.

25.1*	Statement of Eligibility and Qualification of Trustee on Form T-1 of U.S. Bank National Association, formerly U.S. Bank Trust National Association, under the Trust Indenture Act of 1939.

*	Filed herewith.